Exhibit 3.243

STATE OF TENNESSEE
Tre Hargett, Secretary of State
Division of Business Services
William R. Snodgrass Tower
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102

     CFS
     992 DAVIDSON DRIVE
     SUITE B
     Nashville, TN 37205

Request Type: Certified Copies	Issuance Date: 03/11/2011
Request #: 33899	Copies Requested: 1
Document Receipt

Receipt: 376889	Filing Fee:	$20.00

Payment-Account - CFS, NASHVILLE, TN		$20.00
I, Tre Hargett, Secretary of State of the State of Tennessee, do hereby certify that PHC-AVIATION, INC., Control # 418520 was formed or qualified to do business in the State of Tennessee on 12/13/2001. PHC-AVIATION, INC. has a home jurisdiction of Williamson County and is currently in an Active status.

    Tre Hargett
Secretary of State
Processed By: Nichole Hambrick
The attached document(s) was/were filed in this office on the date(s) indicated below:

Reference #	Date Filed	Filing Description
4354-2858	12/13/2001	Initial Filing
5378-2884	03/04/2005	2004 Annual Report (Due 04/01/2005)
5507-1797	07/14/2005	Registered Agent Change (by Entity)
5727-1748	03/22/2006	2005 Annual Report (Due 04/01/2006)
Phone 615-741-6488 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

CHARTER
OF
PHC-AVIATION, INC.

          The undersigned, an individual, does hereby act as incorporator in adopting the following Charter for the purpose of organizing a corporation for profit, pursuant to the provisions of the Tennessee Business Corporation Act.
          FIRST: The corporate name for the corporation (hereinafter called the “Corporation”) is PHC-Aviation, Inc.
          SECOND: The number of shares which the Corporation is authorized to issue is One Thousand (1,000), all of which are of a par value of $.01 dollars each and are of the same class and are to be Common shares.
          THIRD: The street address and zip code of the initial registered office of the Corporation in the State of Tennessee is 1900 Church Street, Suite 400, Nashville, TN 37219, county of Davidson. The name of the initial registered agent of the Corporation at the said registered office is National Registered Agents, Inc.
          FOURTH: The name and the address and zip code of the incorporator are:

NAME	ADDRESS
Gerald F. Mace	511 Union Street, Suite 2100
Nashville, TN 37219
          FIFTH: The address of the principal office of the Corporation is 105 Westwood Place, Suite 400, Brentwood, TN 37027.
          SIXTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration; and on such terms, as the Board of

Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.
     SEVENTH: The Corporation is for profit.
     EIGHTH: The purposes for which the Corporation is organized are as follows:
     To engage in any lawful business. To have all of the general powers granted to corporations organized under the Tennessee Business Corporation Act whether granted by specific statutory authority or by construction of law.
     NINTH: The Corporation shall, to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     TENTH: The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented.
     ELEVENTH: The duration of the corporation shall be perpetual, Signed on December 13, 2001.

/s/ Gerald F. Mace
Gerald F. Mace, Incorporator

CORPORATION ANNUAL REPORT

CURRENT FISCAL YEAR CLOSING MONTH: 12 IF DIFFERENT, CORRECT MONTH IS ______

THIS REPORT IS DUE ON OR BEFORE 04/01/05

(1) SECRETARY OF STATE CONTROL NUMBER: 0418520

(2A.) NAME AND MAILING ADDRESS OF CORPORATION:

PHC-AVIATION, INC.
105 WESTWOOD PLACE
SUITE 400
BRENTWOOD, TN 37027

ID 12/13/2001 FOR PROFIT

(2B.) STATE OR COUNTRY OF INCORPORATION:
TENNESSEE

(2C.) ADD OR CHANGE MAILING ADDRESS:

(3) A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE:
105 WESTWOOD PLACE, SUITE 400, BRENTWOOD, TN 37027

B. CHANGE OF PRINCIPAL ADDRESS:

STREET	CITY	STATE	ZIP CODE + 4

(4) NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS. (ATTACH ADDITIONAL SHEET IF NECESSARY.)

TITLE	NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
PRESIDENT			
SECRETARY		See Attachment	

(5) BOARD OF DIRECTORS NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE). (ATTACH ADDITIONAL SHEET IF NECESSARY.) ☐ SAME AS ABOVE ☐ NONE OR LISTED BELOW:

NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
	See Attachment	

FILED 2005 MAR -4 AM 9:11 SECRETARY OF STATE TENNESSEE

(6) A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS:
NATIONAL REGISTERED AGENTS, INC.
B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS:
1900 CHURCH ST. S400, NASHVILLE, TN 37203
C. INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE.

(I). CHANGE OF REGISTERED AGENT: ______

(II). CHANGE OF REGISTERED OFFICE:

STREET	CITY	STATE	ZIP CODE + 4	COUNTY
		TN		

(7) A. THIS BOX APPLIES ONLY TO NONPROFIT CORPORATIONS. OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED: IF BLANK OR INCORRECT, PLEASE CHECK APPROPRIATE BOX: ☐ PUBLIC ☐ MUTUAL

B. IF A TENNESSEE RELIGIOUS CORPORATION, PLEASE CHECK BOX IF BLANK. ☐ RELIGIOUS

(8) SIGNATURE PHC-Aviation, Inc.
By: [signature]

(9) DATE 2/17/05

(10) TYPE/PRINT NAME OF SIGNER: Howard T. Wall, III

(11) TITLE OF SIGNER VP & Secretary

*** * THIS REPORT MUST BE DATED AND SIGNED * ***

CONTINUED ON BACK

CORPORATION ANNUAL REPORT [ILLEGIBLE] Annual Report. Filing Fee Due: $20. If no changes are made in block #6 to the registered agent/office, or $40. if any changes are made in block #6 to the registered agent/office Please return completed form to: TENNESSEE SECRETARY OF STATE Attn: Annual Report 312 Eighth Ave. N, 6th Floor William R. Snodgrass Tower Nashville, TN. 37243

Corporation Annual Report
Attachment
Officers

President	Martin S. Rash
Vice President	Daniel S. Slipkovich
Vice President	Christopher T. Hannon
Vice President & Treasurer	Roberto G. Pantoja
Vice President & Secretary	Howard T. Wall, III
Asst. Vice President & Controller	Steven R. Brumfield
Asst. Vice President & Secretary	Faye S. Edwards
Board of Directors
Martin S. Rash
Howard T. Wall, III
Address for Officers and Directors
105 Westwood Place
Suite 400
Brentwood, Tennessee 37027

Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
CHANGE OF REGISTERED
AGENT/OFFICE
(BY CORPORATION)
For Office Use Only

     Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:
     1. The name of the corporation is PHC-Aviation, Inc.
     2. The street address of its current registered office is 1900 Church Street, Suite 400, Nashville, TN 37203
     3. If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is 800 S. Gay Street, Suite 2021, Knoxville, TN 37929 (County of Knox)
     4. The name of the current registered agent is National Registered Agents, Inc.
     5. If the current registered agent is to be changed, the name of the new registered agent is CT Corporation System
     6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.

July 1, 2005	PHC-Aviation, Inc.

Signature Date	Name of Corporation

Assistant Secretary	/s/ Mary Kim E. Shipp

Signer’s Capacity	Signature

Mary Kim E. Shipp

Name (typed or printed)

SS-4427(Rev. 6/03)	Filing Fee $20.00	RDA 1678

CORPORATION ANNUAL REPORT

CURRENT FISCAL YEAR CLOSING MONTH: 12 IF DIFFERENT, CORRECT MONTH IS ______

THIS REPORT IS DUE ON OR BEFORE 04/01/06

(1) SECRETARY OF STATE CONTROL NUMBER: 0418520

(2A.) NAME AND MAILING ADDRESS OF CORPORATION:

PHC-AVIATION, INC.
105 WESTWOOD PLACE
SUITE 400
BRENTWOOD, TN 37027

D 12/13/2001 FOR PROFIT

(2B.) STATE OR COUNTRY OF INCORPORATION: TENNESSEE

(2C.) ADD OR CHANGE MAILING ADDRESS:
103 Powell Court
Suite 200
Brentwood, TN 37027

5727.1748

(3) A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE:
105 WESTWOOD PLACE, SUITE 400, BRENTWOOD, TN 37027

B. CHANGE OF PRINCIPAL ADDRESS:

STREET	CITY	STATE	ZIP CODE + 4
103 Powell Court, Suite 200	Brentwood	TN	37027

(4) NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS. (ATTACH ADDITIONAL SHEET IF NECESSARY.)

TITLE	NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
PRESIDENT	See Attachment		
SECRETARY			

(5) BOARD OF DIRECTORS (NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE). (ATTACH ADDITIONAL SHEET IF NECESSARY.) ☐ SAME AS ABOVE ☐ NONE

OR LISTED BELOW:

NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
See Attachment		

RECEIVED STATE OF TENNESSEE
06 MAR 22 AM 11:42
RILEY DARNELL SECRETARY OF STATE

(6) A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS:
CT CORPORATION SYSTEM
B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS:
800 S GAY STREET, SUITE 2021, KNOXVILLE, TN 37929
C. INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE.

(I). CHANGE OF REGISTERED AGENT:

(II). CHANGE OF REGISTERED OFFICE:

STREET	CITY	STATE	ZIP CODE + 4	COUNTY
		TN		

(7) A. THIS BOX APPLIES **ONLY** TO NONPROFIT CORPORATIONS. OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED: **IF BLANK OR INCORRECT, PLEASE CHECK APPROPRIATE BOX:** ☐ PUBLIC ☐ MUTUAL

B. IF A TENNESSEE RELIGIOUS CORPORATION, PLEASE CHECK BOX IF BLANK. ☐ RELIGIOUS

(8) SIGNATURE: [signature]

(9) DATE: 03/06/06

(10) TYPE PRINT NAME OF SIGNER: Mary Kim E. Shipp

(11) TITLE OF SIGNER: Assistant Secretary

*** * THIS REPORT MUST BE DATED AND SIGNED * ***

CONTINUED ON BACK

SS-4444 (Rev. 6/00) RDA 1678

CORPORATION ANNUAL REPORT [ILLEGIBLE] Annual Report. Filing Fee Due: $20. If no changes are made in block #6 to the registered agent/office, or $40. if any changes are made in block #6 to the registered agent/office Please return completed form to: TENNESSEE SECRETARY OF STATE Attn: Annual Report 312 Eighth Ave. N, 6th Floor William R. Snodgrass Tower Nashville, TN. 37243